Exhibit 23.1

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.maddoxungar.com

October 8, 2008

To the Board of Directors of

Propell Corporation

Greenbrae, California

Consent of Independent Registered Public Accounting Firm

Maddox Ungar Silberstein, PLLC, hereby consents to the use in the Form S-1/A, Registration Statement under the Securities Act of 1933 of our report dated March 10, 2008, relating to the financial statements of Propell Corporation, a Delaware Corporation, for the period ending January 31, 2008 and of our reports dated February 29, 2008 relating to the financial statements of Crystal Magic, Inc., a Florida corporation, Mountain Capital, LLC dba Arrow Media Solutions, and Auleron 2005, LLC, New York Limited Liability Companies, for the years ending December 31, 2007 and 2006.

We also consent to the reference to us under the heading “Experts” in such registration Statement.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC